Amkor Technology Reports Record Financial Results for the Third Quarter 2022

TEMPE, Ariz. -- October 31, 2022 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2022.

Record Third Quarter 2022 Highlights
•Net sales $2.1 billion, up 24% year-on-year
•Gross profit $421 million, operating income $319 million
•Net income $306 million, earnings per diluted share $1.24
•EBITDA $481 million

“Amkor delivered outstanding results in the third quarter. Revenue of $2.1 billion and EPS of $1.24 are quarterly records, with all end markets hitting new record revenue levels. Quality execution of steep production ramps for new high-volume products drove this excellent performance,” said Giel Rutten, Amkor’s president and chief executive officer. “Despite macroeconomic uncertainty, we remain well positioned to execute on our strategy, leveraging our leadership position in Advanced packaging and our broad geographic footprint to support the industry megatrends of 5G, IoT, Automotive, and HPC.”

Quarterly Financial Results

($ in millions, except per share data)	Q3 2022	Q2 2022	Q3 2021
Net sales	$2,084	$1,505	$1,681
Gross margin	20.2%	16.6%	19.3%
Operating income	$319	$143	$211
Operating income margin	15.3%	9.5%	12.6%
Net income attributable to Amkor	$306	$125	$181
Earnings per diluted share	$1.24	$0.51	$0.74
EBITDA (1)	$481	$302	$358

(1) EBITDA is a non-GAAP financial measure. The reconciliation to the most directly comparable GAAP financial measure is included below under “Selected Operating Data.”

At September 30, 2022, total cash and short-term investments was $0.9 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.05 per share on September 26, 2022. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook

The following information presents Amkor’s guidance for the fourth quarter 2022 (unless otherwise noted):

•Net sales of $1.80 billion to $1.90 billion
•Gross margin of 16.0% to 18.0%
•Net income of $150 million to $195 million, or $0.60 to $0.80 per diluted share
•Full year 2022 capital expenditures of approximately $900 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 31, 2022, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit amkor.com.

Jennifer Jue
Senior Director, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2022	Q2 2022	Q3 2021
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,640	$1,084	$1,236
Mainstream products (2)	444	421	445
Total net sales	$2,084	$1,505	$1,681

Packaging services	87%	87%	87%
Test services	13%	13%	13%

Net sales from top ten customers	67%	65%	64%

End Market Data:
Communications (smart phones, tablets)	47%	37%	43%
Consumer (AR & gaming, connected home, home electronics, wearables)	20%	22%	22%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	18%	23%	20%
Computing (data center, infrastructure, PC/laptop, storage)	15%	18%	15%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	53.3%	49.2%	48.3%
Labor	8.6%	11.8%	11.5%
Other manufacturing	17.9%	22.4%	20.9%
Gross margin	20.2%	16.6%	19.3%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q3 2022	Q2 2022	Q3 2021
EBITDA Data:
Net income	$306	$125	$182
Plus: Interest expense	15	15	13
Plus: Income tax expense	4	11	17
Plus: Depreciation & amortization	156	151	146
EBITDA	$481	$302	$358

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$2,083,691	$1,681,000	$5,185,375	$4,413,685
Cost of sales	1,662,463	1,356,168	4,189,662	3,550,499
Gross profit	421,228	324,832	995,713	863,186
Selling, general and administrative	67,947	72,581	213,774	223,538
Research and development	33,994	40,790	109,835	128,624
Total operating expenses	101,941	113,371	323,609	352,162
Operating income	319,287	211,461	672,104	511,024
Interest expense	14,879	12,896	43,620	38,333
Other (income) expense, net	(5,692)	(501)	(18,829)	(508)
Total other expense, net	9,187	12,395	24,791	37,825
Income before taxes	310,100	199,066	647,313	473,199
Income tax expense	3,643	17,219	44,159	44,875
Net income	306,457	181,847	603,154	428,324
Net income attributable to non-controlling interests	(376)	(993)	(1,632)	(1,855)
Net income attributable to Amkor	$306,081	$180,854	$601,522	$426,469

Net income attributable to Amkor per common share:
Basic	$1.25	$0.74	$2.46	$1.75
Diluted	$1.24	$0.74	$2.45	$1.74

Shares used in computing per common share amounts:
Basic	244,744	244,100	244,581	243,746
Diluted	246,094	245,942	246,015	245,611

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$624,084	$826,744
Restricted cash	—	962
Short-term investments	308,063	251,530
Accounts receivable, net of allowances	1,550,517	1,258,767
Inventories	669,297	484,959
Other current assets	49,185	33,601
Total current assets	3,201,146	2,856,563
Property, plant and equipment, net	3,087,061	2,871,058
Operating lease right of use assets	168,778	159,742
Goodwill	19,492	24,516
Restricted cash	3,235	3,815
Other assets	214,212	122,860
Total assets	$6,693,924	$6,038,554
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$123,521	$153,008
Trade accounts payable	927,527	828,727
Capital expenditures payable	287,936	210,875
Short-term operating lease liability	69,161	64,233
Accrued expenses	381,012	422,892
Total current liabilities	1,789,157	1,679,735
Long-term debt	1,001,544	984,988
Pension and severance obligations	104,206	120,472
Long-term operating lease liabilities	73,776	83,937
Other non-current liabilities	206,398	196,876
Total liabilities	3,175,081	3,066,008

Stockholders’ equity:
Preferred stock	—	—
Common stock	291	290
Additional paid-in capital	1,991,045	1,977,134
Retained earnings	1,728,740	1,163,939
Accumulated other comprehensive income (loss)	(13,583)	19,978
Treasury stock	(219,147)	(219,065)
Total Amkor stockholders’ equity	3,487,346	2,942,276
Non-controlling interests in subsidiaries	31,497	30,270
Total equity	3,518,843	2,972,546
Total liabilities and equity	$6,693,924	$6,038,554

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$603,154	$428,324
Depreciation and amortization	455,679	420,970
Other operating activities and non-cash items	(20,396)	22,222
Changes in assets and liabilities	(492,673)	(239,897)
Net cash provided by operating activities	545,764	631,619
Cash flows from investing activities:
Payments for property, plant and equipment	(575,502)	(491,425)
Proceeds from sale of property, plant and equipment	2,691	2,722
Payments for short-term investments	(364,274)	(348,822)
Proceeds from sale of short-term investments	26,202	70,085
Proceeds from maturities of short-term investments	274,452	165,774
Other investing activities	(86,785)	(34,703)
Net cash used in investing activities	(723,216)	(636,369)
Cash flows from financing activities:
Proceeds from revolving credit facilities	80,000	—
Payments of revolving credit facilities	(80,000)	—
Proceeds from short-term debt	29,711	15,514
Payments of short-term debt	(21,662)	(14,228)
Proceeds from issuance of long-term debt	250,000	154,784
Payments of long-term debt	(183,493)	(250,402)
Payments of finance lease obligations	(26,938)	(12,785)
Payments of dividends	(36,725)	(38,993)
Other financing activities	(4,152)	9,462
Net cash provided by (used in) in financing activities	6,741	(136,648)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(33,491)	(10,770)
Net decrease in cash, cash equivalents and restricted cash	(204,202)	(152,168)
Cash, cash equivalents and restricted cash, beginning of period	831,521	702,197
Cash, cash equivalents and restricted cash, end of period	$627,319	$550,029

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as supply constraints, production delays, fluctuations in commodity prices and wage inflation;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties, export controls, sanctions and other restrictive trade barriers and national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety laws;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•fluctuations in interest rates and changes in credit risk;
•difficulty funding our liquidity needs;
•dependence on key customers or concentration of customers in certain end markets, such as Communications and Automotive and Industrial;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•maintaining an effective system of internal controls;
•the absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test services technologies, which may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•the historical downward pressure on the prices of our packaging and test services;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•the possibility that we may decrease or suspend our quarterly dividend;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•natural disasters and other calamities, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.